Exhibit 99.1

Note: Guidance for the June quarter 2015 in this investor update is adjusted for special items and mark-to-market (MTM) adjustments and settlements unless noted.

Overall Commentary

•	Delta expects a June quarter operating margin of 15.5% – 16.5%, an improvement over the 15.1% operating margin for the June 2014 quarter. Excluding ~$600 million of realized fuel hedge losses, Delta’s June quarter operating margin would have improved by an additional 400 basis points year over year.
•	Consolidated passenger unit revenue (PRASM) for the month of June declined 4.5% year over year, driven by foreign exchange pressure and lower surcharges in international markets, as well as domestic yields that have softened in select markets.
•	For the June quarter, unit revenues declined 4.5% as a result of the same factors that drove June month's performance.
•	Unit costs for the quarter are expected to be flat versus prior year driven by foreign currency and the continued benefits from Delta’s domestic refleeting and cost reduction initiatives.

•	Delta’s strong cash generation in the June 2015 quarter allowed the company to return $1 billion to shareholders through dividends and share repurchases.

Guidance

June Quarter 2015
Operating margin	15.5% – 16.5%
Cargo and other revenue	$1.5 billion
Average fuel price per gallon	$2.40 - $2.45
Profit sharing expense	$400 million
Non-operating expense	$125-$150 million

June Quarter 2015 vs. June Quarter 2014
Passenger unit revenue	Down 4.5%
CASM-Ex	Flat
System capacity	Up ~3.5%

Fuel

•	Delta’s expected fuel price of $2.40 - $2.45 includes taxes, transportation, settled hedges, hedge premiums and refinery contribution and is adjusted for MTM adjustments.

CASM-Ex

•	Delta excludes fuel, profit sharing and certain other expenses from its unit cost guidance. Other expenses include the costs associated with third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations, Delta Private Jets, and refinery cost of sales to third parties. Delta expects to record $340 million of other expenses in the June quarter. The revenue associated with these expenses is included in Delta's guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year.

Taxes

•	Our June 2015 quarter results will reflect a 38% tax rate. There will be no material impact to cash as Delta’s net operating loss carryforwards of approximately $11 billion will largely offset cash taxes during the next few years.

Share count

•	Delta expects approximately 811 million diluted and approximately 804 million basic weighted average shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 2, 2015, and which we have no current intention to update.

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Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Operating Margin, adjusted for special items

Delta adjusts for the following items to determine operating margin, adjusted for special items, for the reasons described below:

•	MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's core operational performance in the periods shown.
•	Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.
•	Hedge losses. Delta adjusts for settled hedge losses to determine what operating margin would be at market fuel prices. We believe adjusting for fuel hedge losses allows investors to better understand and analyze the company's core operational performance, at market fuel prices, in the periods shown.

	Three Months Ended
	(Projected)
	June 30, 2015	June 30, 2014
Operating margin	22% to 23%	14.9%
Adjusted for:
MTM adjustments and settlements	(6.5)% to (7.5)%	-
Restructuring and other	0% to 1%	0.2%
Operating margin, adjusted	15.5% to 16.5%	15.1%
Hedge losses	~4%
Operating margin, adjusted for hedge losses	~19.5% to 20.5%

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Non-Fuel Unit Cost or Cost Per Available Seat Mile ("CASM-Ex")

We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other. We adjust for restructuring and other for the same reasons described above under the heading Operating Margin, adjusted for special items.
•	Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

(Projected)
Percentage Change
Three Months Ended
June 30, 2015 vs. 2014
CASM (cents)	(19)% to (21)%
Adjusted for:
Aircraft fuel and related taxes	22% to 23%
Profit sharing	(1)% to 0%
Restructuring and other	0% to 1%
Other expenses	(2)% to (3)%
CASM-Ex	~Flat

Average Fuel Price Per Gallon, adjusted

Delta adjusts for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Operating Margin, adjusted for special items.

(Projected)
Three Months Ended
June 30, 2015
Average fuel price per gallon	$1.75 to $1.70
MTM adjustments and settlements	$0.65 to $0.75
Average fuel price per gallon, adjusted	$2.40 to $2.45

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